Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-8 No. 333-199236) pertaining to the Second Amended and Restated 2010 Incentive Plan and 2014 Incentive Award Plan of Wayfair Inc.,
(2)Registration Statements (Form S-8 Nos. 333-214499, 333-216325, 333-223238, 333-229850, 333-236761, 333-253536 and 333-262984) pertaining to the 2014 Incentive Award Plan of Wayfair Inc.,
(3)Registration Statement (Form S-8 Nos. 333-267885 and 333-269941) pertaining to the 2014 Incentive Award Plan of Wayfair Inc., as amended,
(4)Registration Statement (Form S-8 Nos. 333-271642 and 333-290372) pertaining to the Wayfair Inc. 2023 Incentive Award Plan, and
(5)Registration Statement (Form S-3 No. 333-241015) and related Prospectus of Wayfair Inc. for the registration of Class A common stock;

of our report dated February 20, 2025, with respect to the consolidated financial statements of Wayfair Inc. included in this Annual Report (Form 10-K) of Wayfair Inc. for the year ended December 31, 2024.

/s/ Ernst & Young LLP
Boston, Massachusetts
February 19, 2026